Exhibit 23.1

WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about February 11, 2013, of the information from our reserves report for the years ended December 31, 2009 and 2010 and entitled “Evaluation of Oil and Gas Reserves to the Interests of Warren Resources, Inc. Effective December 31, 2009 For Disclosure to the Securities and Exchange Commission Williamson Project 9.9370” dated February 4, 2010 and “Evaluation of Oil and Gas Reserves to the Interests of Warren Resources, Inc. Effective December 31, 2010 For Disclosure to the Securities and Exchange Commission Williamson Project 0.9434” dated February 17, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

/s/ Williamson Petroleum Consultants, Inc.

Midland, Texas
February 11, 2013